AGREEMENT OF LEASE

     THIS LEASE AGREEMENT ("Lease") made as of the 23rd day of July, 2003, by and between Warsaw Village L.P. ("Landlord") and DCA of Warsaw, LLC ("Tenant").

                                  WITNESSETH:

     That in consideration of the rents and covenants herein set forth, Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the premises (the "Leased Premises") containing approximately 4800 square feet, as identified on "Exhibit A", a copy of which is attached hereto and made a part hereof, and located in the shopping center known as the "Warsaw Village" (the "Center"), which Center is located in the Town of Warsaw, Virginia. The Leased Premises shall be leased to Tenant with the improvements set forth as "Landlord's Work" under the terms of the Work Letter attached hereto as "Exhibit C" and incorporated into this Lease by reference.

Common Facilities
-----------------

SECTION 1. In addition to the Leased Premises, Tenant shall have the right of non-exclusive use, in common with others, of, (a) automobile parking areas, driveways and footways, and of (b) such loading facilities and other facilities as may be constructed and designated, from time to time, by Landlord, all to be subject to the terms and conditions of this Lease Agreement, and to reasonable rules and regulations for the use thereof as prescribed from time to time by Landlord. Landlord reserves the right to (i) renovate the Center including alterations, improvements and changes to the buildings, their exterior and all common areas, and/or (ii) make such other changes or revisions to the Center's site plan in Landlord's business judgment.

Title; Subordination
--------------------

SECTION 2. Landlord hereby warrants that Landlord and no other person or corporation has the right to lease the Leased Premises. Tenant shall have peaceful and quiet use and possession of the Leased Premises without hindrance on the part of Landlord, and Landlord shall warrant and defend Tenant in such peaceful and quiet use and possession against the claims of all persons, claiming by, through or under Landlord. Tenant's rights under this Lease Agreement are, however, and shall always be subordinate to the operation and effect of any superior lease, mortgage, deed of trust or other security instrument now or hereafter placed upon the Center, or any part or parts thereof.

Term
----

SECTION 3. The initial term (the "Original Term") of this Lease shall be for a period of seven (7) years commencing six months from the date of this Agreement (the "Commencement Date"). Tenant is entitled to take possession of the Leased Premises on August 1, 2003, or as soon thereafter as Landlord can make ready the space, in accordance with Landlord's Work under the terms of the Work Letter attached as Exhibit C (the "Possession Date"); provided if such Landlord's Work is not completed within sixty (60) days of the date of this Agreement, then the Commencement Date and term shall be extended by the number of days beyond the sixty (60) days that it takes Landlord to complete Landlord's Work in accordance with the Work Letter.

Termination
-----------

SECTION 4. This lease and the tenancy hereby created shall cease at the end of the Original Term hereof, or any extension or renewal thereof pursuant to
Section 48 below or otherwise agreed to in writing by Landlord and

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Tenant, without the necessity of any notice from either Landlord or Tenant to terminate the same, and Tenant hereby waives notice to vacate the Leased Premises and agrees that Landlord shall be entitled to the benefit of all provisions of law respecting the summary recovery of possession of premises from a tenant holding over to the same extent as if statutory notice has been given. For the period of six (6) months prior to the expiration of the term, Landlord shall have the right to display on the exterior window of the Leased Premises (but not in any doorway thereof) the customary sign "For Rent", and during such period Landlord may show the Leased Premises to prospective tenants between the hours of 9:00 A.M. and 5:00 P.M. on any day except any legal holiday on which Tenant shall not be open for business, provided Landlord gives Tenant reasonable prior written notice and such showing will not unreasonably interfere with Tenant's operations.

Rents Payable
-------------

SECTION 5. During the Original Term of this Lease, Tenant covenants and agrees to pay to Landlord as Minimum Rent for the Leased Premises as follows, plus any prorated Minimum Rent as stated in Section 6:

Years 1 and 2, the Minimum Rent shall be $6.00sf/year, and shall increase by 3% per year through the initial term beginning after the second year, and thereafter with any renewal or expansions.

Minimum Rents
-------------

SECTION 6. Tenant covenants to pay the Minimum Rent in equal monthly installments in advance without notice or demand and without offset or deduction except as provided in this Lease on the first day of each full calendar month during the term. Monthly Minimum Rent shall be prorated if this Lease ends other than on the last day of the month. In the event any Minimum Rent is due but unpaid as of the date this Lease is executed by Tenant, said amount shall be paid at the time this Lease is presented to Landlord for execution. All Minimum Rent, Additional Rent and all other amounts owed by Tenant under this Lease are collectively referred to as "Rent."

Rental Year, Lease Year and Calendar Year Defined
-------------------------------------------------

SECTION 7. For the purposes of this Lease, the words "Rental Year" or "Lease Year" shall mean the period beginning on the Commencement Date and ending 12 months thereafter of each year the Lease is in effect. "Calendar Year" shall mean the period beginning January and ending December for each year the Lease is in effect. This shall be used for the purpose of Landlord's Outside Operating Expenses, Real Estate Taxes and Insurance reimbursement.

Percentage Rents
----------------

SECTION 8.  Section Omitted.

Gross Sales Defined
-------------------

SECTION 9.  Section Omitted.

Tenant's Records
----------------

SECTION 10.  Section Omitted.

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Additional Rent
---------------

SECTION 11. Tenant will promptly pay all Rent and other payments to Landlord provided for herein when and as the same shall become due and payable. If the Landlord shall pay any reasonable moneys, or incur any reasonable expenses in correction of the violation of Tenant's covenants herein set forth, after thirty (30) days prior written notice to Tenant to cure and which period expired without cure by Tenant, the amounts so paid or incurred shall, at Landlord's option, and on written notice to Tenant with itemized amounts, be considered Additional Rent payable by Tenant with the first installment of Minimum Rent thereafter to become due and payable, and may be collected or enforced as by law provided in respect of Rent.

Payments at Office of Landlord's Agent
--------------------------------------

SECTION 12. All Rent payable and all statements deliverable by Tenant to Landlord under this Agreement shall be paid and delivered to Prudential Commercial Real Estate, Agent for the Landlord, at the office of said Agent, 6912 Three Chopt Road, Suite A, Richmond, Virginia 23226, or to such other party or address as Landlord may direct by written notice.

Real Taxes, Assessments
-----------------------

SECTION 13. Tenant agrees to pay its proportionate share as hereinafter determined of all taxes, assessments and governmental charges of any kind and nature whatsoever levied or assessed against the Center and any other charges, taxes and/or impositions now in existence or hereinafter imposed by any governmental authority based upon the privilege of owning or renting the Leased Premises and any tax, fee, levy, assessment or charge which is added to a tax or charge herein before included (all of the foregoing being hereinafter referred to as the "Taxes"). During each month of this Lease beginning on the Commencement Date, Tenant shall pay to Landlord as Additional Rent an amount which is estimated to be one-twelfth of its proportionate share of the Taxes which will be due and payable for that particular lease year. This amount is subject to increase or decrease as determined by Landlord to reflect accurate payments of Tenant's proportionate share of the Taxes. The exact amount of Tenant's liability for taxes shall be determined annually and reported to Tenant within sixty (60) days of the close of any Rental Year. The amount paid as Additional Rent for Taxes may be adjusted twice in any Calendar Year; once in July and once in January of each Calendar Year. In the event Landlord's evaluation of Tenant's liability for taxes indicates that the monthly tax payments were less than Tenant's actual pro rata share of the Taxes on the Center, Tenant shall pay to Landlord upon demand the difference, within thirty (30) days; if the total tax payments of Tenant are more than Tenant's actual pro rata share of the Taxes on the Center, Landlord shall refund such amount to Tenant. Tenant's proportionate share ("Proportionate Share") of the Taxes on the Center shall be computed by multiplying the Taxes by a fraction, the numerator of which shall be the number of square feet of floor space in the Leased Premises and the denominator of which shall be the number of square feet of leasable floor space in the Center as of that date equivalent to the Commencement Date of the applicable Rental Year.

Not a Joint Venture
-------------------

SECTION 14. Any intention to create a joint venture or partnership relation between the parties hereto is hereby expressly disclaimed.

Landlord's Improvements
-----------------------

SECTION 15. Landlord will maintain during the term and any renewal period of this Lease the Center substantially as shown on "Exhibit A" but not less than Sixty Thousand (60,000) square feet. Although Landlord reserves the right to make additions to, subtractions from or rearrangements of the building areas indicated on "Exhibit A," it is distinctly understood that any such changes or rearrangements shall not permanently reduce the total gross building area below that required by this Section 15.

Driveways and Parking Areas
---------------------------

SECTION 16. Landlord agrees to provide and maintain hard surfaced parking areas with adequate drainage and lighting facilities, including footways and necessary access roads within the Center.

Trade Fixtures
--------------

SECTION 17. All trade fixtures and apparatus installed by Tenant in the Leased Premises except such as may be the property of the Landlord as a result of Landlord having provided Tenant with allowances for the installation of any such fixtures or apparatus, shall remain the property of the Tenant and shall be removable from time to tine and also at the expiration of the term of this Lease or any renewal or extension thereof, or other termination thereof, provided (i) all damage to the Leased Premises caused by such removal shall be reported and repaired by Tenant within ten
(10) days of such removal, and (ii) Tenant shall not at such time be in default under any covenant or agreement contained in this Lease.

Use of Premises
---------------

SECTION 18. The Leased Premises shall be used by Tenant, solely for the purpose of conducting therein the business of the use of an outpatient dialysis treatment facility and related medical facilities.

Prompt Occupancy and Use
------------------------

SECTION 19. Tenant will occupy the Leased Premises promptly upon the Possession Date and will thereafter initiate and continuously conduct in the Leased Premises the business as above stated. Tenant will not use, or permit or suffer the use of, the Leased Premises for any other business not expressly permitted under Section 18 above, and will conduct business in the Leased Premises only in its own name.

Tenant will cause said business to be conducted and operated in good faith.

Operation by Tenant
-------------------

SECTION 20. Tenant will keep the inside of all glass in the doors and windows of the Leased Premises clean; will replace promptly at its own expense with glass of like kind and quality any plate glass or window glass and door and door hardware of the Leased Premises which may become cracked or broken, due to the negligence of Tenant or unless by fire; will not, without the consent in writing of the Landlord, place or maintain any merchandise or other articles in any vestibule or entry of the Leased Premises, on the foot walks adjacent thereto, or elsewhere on the exterior thereof; will maintain the Leased Premises at its own expense in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests; will not permit undue accumulations of garbage, trash, rubbish and other refuse, but will remove the same at its own expense, and will keep such refuse in rat-proof containers within the interior of the Leased Premises until called for to be removed; will be responsible for the proper containment and disposal of all biomedical waste; will not use or permit the use of any apparatus or musical instruments for sound reproduction or transmission in such manner that the sounds so reproduced, transmitted or produced shall be audible beyond the interior of the Leased Premises; will not cause or permit objectionable odors to emanate or be dispelled from the Leased Premises; will comply with all laws and

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ordinances and all valid rules and regulations of governmental authorities
(collectively, "Laws"), and all recommendations of the Virginia Fire Insurance Rating Bureau, with respect to the use of occupancy of the Leased Premises by Tenant; and will conduct its business in the Leased Premises in all respects in a dignified manner.

Exterior Repairs
----------------

SECTION 21. Landlord will keep the exterior of the Leased Premises, including, among others, the roof, structure, exterior walls, the plumbing, and electrical components leading into the Leased Premises, landscape and common areas (except any doors and door hardware, windows and glass), in good condition and repair, provided that Tenant shall give Landlord written notice of the necessity for such repairs, and provided that the damage thereto shall not have been caused by negligence of Tenant, in which event Tenant shall be responsible there for. Landlord shall be under no liability for repair, maintenance, alteration or any other action with reference to the Leased Premises or any part thereof, or any plumbing, heating, electrical, air conditioning or other mechanical installation therein, except as may be expressly set out in this Agreement.

Interior Repairs; Surrender
---------------------------

SECTION 22. Tenant shall keep the Leased Premises in good, clean condition and shall, at its sole cost and expense, make all needed repairs and replacements, including replacement of cracked or broken glass within the Leased Premises, except for repairs and replacements expressly required to be made by Landlord under Section 21 hereof and except if due, in whole or in part, to the acts or omissions of the Landlord or its agents or employees, and shall keep all electrical wiring, plumbing units, pipes and connections within the Leased Premises free from obstruction and protected against ice and freezing and in good operating order. Tenant shall be responsible for the cleaning and maintenance of any grease traps serving the Leased Premises. If any repairs, replacements or maintenance required on the part of Tenant hereunder are not commenced within thirty (30) days after written notice to Tenant from Landlord, Landlord may, at its option, perform such repairs, replacements and maintenance without liability to Tenant for any loss or damage which may result to its stock or business by reason thereof, and Tenant shall pay to Landlord immediately upon demand as Additional Rent hereunder the reasonable cost of such repairs, replacements or maintenance.

At the expiration or earlier termination of this Lease, Tenant shall surrender the Leased Premises in good condition, reasonable wear and tear and loss by fire or other casualty excepted and shall surrender all keys for the Leased Premises to Landlord and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Leased Premises. Upon move-out by Tenant, should the Leased Premises require any repairs which are the responsibility of Tenant hereunder, Landlord shall have the right to make such repairs at Tenant's sole cost, if Tenant fails to do so after thirty
(30) days written notice by Landlord of such needed repairs.

Heating, Ventilating and Air Conditioning
-----------------------------------------

SECTION 23. Landlord will provide HVAC unit(s) prior to Tenant's taking possession of the Leased Premises and turn same over to Tenant in good operating order, and will warrant the HVAC for the initial four (4) years of the Term. Maintenance of the HVAC located on or serving the Leased Premises shall be solely the responsibility of Tenant throughout the entire term of this Lease and any extensions hereof. Tenant shall, at its own cost and expense, enter into a regularly scheduled preventative maintenance/service contract with a maintenance contractor. The Maintenance Contractor and the contract must be approved by Landlord in writing, which shall not be unreasonably withheld.

Damage to Premises
------------------

SECTION 24. Tenant will repair promptly at its own expense any damage to the Leased Premises caused by bringing into the Leased Premises any property for Tenant's use, or by the installation or removal of such property, regardless of fault or by whom such damage shall be caused, unless caused by Landlord, its agents, employees, or contractors. If Tenant fails to make such repairs after 30 days written notice from the Landlord, Landlord may make the same and Tenant agrees to pay the reasonable cost thereof to Landlord promptly upon Landlord's demand thereafter with itemized bills and proof of payment therefore.

Alterations by Tenant
---------------------

SECTION 25. Tenant will not make any structural alteration to the Leased Premises or any part thereof, other than moving the front entrance door as may be specified on Tenants architectural floor plans, and other than as allowed or required under this Lease, without first obtaining Landlord's written approval of such alteration, which approval shall not be unreasonably withheld; and Tenant agrees that any improvements made by it shall immediately become the property of the Landlord and shall remain upon the Leased Premises in the absence of written agreement to the contrary. Tenant further will not, except for the installation of fixtures and other work to be performed by it as permitted under this Lease, cut or drill into or secure any fixture, apparatus or equipment of any kind to any part of the Leased Premises without first obtaining Landlord's written consent, which will not be unreasonably withheld.

After the Possession Date, Tenant agrees to proceed with due diligence to perform the work described under "Tenant's Work" on Exhibit C, all of such work to be performed in compliance with Exhibit C, and to install its fixtures, furniture and equipment.

Signs and Advertising
---------------------

SECTION 26. Notwithstanding anything expressed in this Lease to the contrary. (i) Tenant shall conform to Landlord's sign policy attached hereto as Exhibit "B" and made a part hereof, and (ii) Tenant will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Leased Premises not in keeping with the character and standards of the Center; and Tenant further agrees to maintain such sign, decoration, lettering, advertising matter or other thing as may be approved in good condition and repair at all times and in compliance with all Laws.

Painting and Decorating
-----------------------

SECTION 27. Tenant will not paint or decorate any part of the exterior of the Leased Premises, or any part of the interior of the Leased Premises which shall be visible from the exterior thereof, without first obtaining Landlord's written approval of such painting or decoration, which will not be unreasonably withheld.

Roof and Walls
--------------

SECTION 29. Landlord shall have the exclusive right to use all or any part of the roof of the Leased Premises for any purpose; to erect additional stories or other structures over all or any part of the Leased Premises; and to erect in connection with the construction thereof temporary scaffolds and other aids to construction on the exterior of the Center, provided that access to the Leased Premises shall not be denied. Tenant further agrees that Landlord may make any use it desires of the side or rear walls of the Leased Premises, provided that (i) there shall be no encroachment upon the interior of the Leased Premises, and (ii) no existing entry way shall be obstructed thereby.

Common Facilities
-----------------

SECTION 30. Landlord grants to Tenant during any term hereto the right of non-exclusive use, in common with others, of all vehicle parking areas within the Center for the accommodation and parking of passenger automobiles of Tenant's patients; provided, Landlord shall designate six parking spaces and so mark them for the handicapped, which designated spaces shall be located as close as possible to the Leased Premises' closest entrance.

All parking areas, access roads and facilities which may be furnished by Landlord in or near the Center, including employee parking areas, the truck way or ways, loading docks, package pick-up stations, pedestrian sidewalks, malls, courts, and ramps, landscaped areas, retaining walls, first-aid stations, comfort stations, lighting facilities, auditorium, public telephone facilities and other areas and improvements which may be provided by the Landlord for the general use, in common, of tenants, their officers, agents, employees, and customers, shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to hire, employ or contract for such parking and security personnel that may be reasonably required and to establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas mentioned in this section. Landlord shall construct, maintain and operate lighting facilities on all said areas and improvements. Landlord shall have the right from time to time to change the areas, location, and arrangement of parking area and other facilities referred to in this Section 30, to change truck routes to such extent as the Landlord may desire, provided that the Leased Premises are adequately served by the new route; to restrict parking by tenants, their officers, agents and employees to employee parking areas; to construct surface or elevated parking areas and facilities; to establish and from time to time change the level of parking surfaces; to close all or any portion of said areas or facilities to such extent as may, in the opinion of the Landlord's counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or to the public therein; solely for repair or construction, to close temporarily all or any portion of the parking areas or facilities; to discourage non-customer parking; and to do and perform such other acts in and to said areas and improvements as, in the use of good business judgment, the Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants, their officers, agents, employees and customers. Tenant agrees that it will cause its officers, agents and employees to park their automobiles only in such areas as Landlord may from time to time designate as employee parking areas.

Expense of Common Facilities
----------------------------

SECTION 31. Landlord will, at its expense (subject to the reimbursement provisions hereinafter set forth), operate and maintain the common facilities referred to in Section 30.

For the purpose of this Section 31, the "Landlord's Outside Operating Costs" in connection with the common facilities outside of the Center buildings shall be those of operating and maintaining the common facilities of the Center in a manner deemed by the Landlord reasonable and appropriate and for the best interests of the tenants in the Center, including without limitation, all costs and expense of operating, repairing, lighting, cleaning, painting, stripping, insuring, removing of snow, ice debris, maintaining landscaped areas, policing, inspecting, and all costs and expenses other than those of a capital nature of replacement of paving, curbs, walkways, landscaping, draining and lighting facilities.

Tenant agrees to pay for its estimated share of such Landlord's Outside Operating Costs as Additional Rent hereunder in advance on the first day of each month during the Term hereof beginning on the Commencement Date.

The Tenant's share of Outside Operating Costs is subject to annual adjustment based on Tenant's Proportionate Share (as defined in Section 13 above) of the actual expense incurred by Landlord for Outside Operating Costs for the immediately prior Calendar Year. Within 90 days after the end of each Calendar Year, Landlord will bill Tenant and Tenant will pay Landlord within 30 days, for any deficiency between Tenant's current payment obligation and Tenant's Proportionate Share of Landlord's actual Outside Operating Costs. Landlord will promptly refund any overpayment of outside Operating Costs made by Tenant.

Tenant's Insurance
------------------

SECTION 32. Tenant will keep in force at its own expense so long as this lease remains in effect comprehensive, public liability and property insurance with respect to the Leased Premises with reputable insurance companies. This insurance shall be a policy of combined single limit, bodily injury and property damage against liability arising from the use, occupancy, or maintenance of the Leased Premises in an amount not less than One Million Dollars ($1,000,000.00). Tenant will name Landlord as an additional insured in said policy. If Tenant shall not comply with its covenants made in this
Section 32, Landlord may, at its option, after 30 days written notice to Tenant, cause insurance as aforesaid to be issued, and in such event Tenant agrees to pay the premium for such insurance.

Indemnity by Tenant
-------------------

SECTION 33. Tenant will indemnify, defend and hold Landlord and Landlord's agents harmless from and against any and all claims, actions, damages, liabilities and expenses (including reasonable attorneys' fees) in connection with loss of life, personal injury and/or damage to property arising from or out of the occupancy or use by Tenant of the Leased Premises on the Center, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, or employees.

Indemnity by Landlord
---------------------

SECTION 33A. In consideration of said Leased Premises being leased by Tenant and the payment of Rent and Additional Rent as provided in this Lease, Landlord agrees: That Landlord at all times will indemnify and keep harmless Tenant from all losses, damage, liabilities and expenses which may arise or be claimed against Tenant and be in favor of any person, firm or corporation, for any injuries or damages to the person or property of any person, firm or corporation, consequent upon or arising from any acts, omissions, neglect or fault of the Landlord, its agents, servants, employees, licensees or invitees, or consequent upon or arising from the Landlord's failure to comply with its obligations and requirements under this Lease; provided, that Landlord shall not be liable to Tenant for any damages, losses or injuries to the person or property of Tenant which may be primarily caused by the acts, neglect omissions or faults of any person, firm or corporation without Landlord's responsibility, directly or indirectly, therefore; that Landlord will indemnify and keep harmless Tenant from all damages, liabilities, losses, injuries, or expenses which may arise or be claimed against Tenant, its employees, agents, servants and invitees, and be in favor of any person, firm or corporation, for any injuries or damages to the person or property of any person, firm or corporation where said injuries or damages arise about or upon said Leased Premises due to the acts or omissions of the Landlord, its servants, agents and contractors.

Loss or Damage of Tenant's Property
-----------------------------------

SECTION 34. Landlord shall not be liable for any damage to, or loss or theft of, property of Tenant or of others located on the Leased Premises. Landlord shall not be liable for any injury or damage to persons or property (real or personal) resulting from fire or other casualty, explosion, falling plaster, steam, gas, electricity, water, rain, snow or leaks in the Leased Premises or from the pipes, appliances or plumbing works, or from the roof, street or subsurface or from any other cause or by dampness or by any other cause of whatsoever nature; provided however, if Landlord has a duty to repair under this Lease, Landlord shall use diligence in making the repairs upon receiving written notice from Tenant. Landlord shall not be liable for any damage caused by other tenants or persons in the Center, occupants of adjacent property or the public, or caused by construction operations. Landlord shall not be liable for any latent defect in the Leased Premises or in the building of which the Leased Premises form a part, provided such defect does not unreasonably interfere with Tenant's business. All property of Tenant kept or stored on the Leased Premises shall be so kept or stored at the risk of Tenant only. Tenant shall give immediate notice to Landlord in case of fire or other casualty in the Leased Premises or known casualty in respect to the building of which the Leased Premises are a part or the Shopping Center or of defects therein or in any fixtures or equipment. Notwithstanding anything in this Section 34 to the contrary, any damage, loss, theft or injury shall be the responsibility of the Landlord to the extent due, in whole or in part, by any act or omission of the Landlord, its agents, contractors or employees.

Fire Insurance
--------------

SECTION 35. Tenant will not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Leased Premises which will contravene Landlord's insurance policies. If Tenant's business operation shall cause the rate of fire or other insurance on the Leased Premises, the Center or other property of Landlord to be increased beyond the rate from time to time applicable to the Center, Tenant will pay the amount of such increase promptly upon Landlord's demand.

Fire or Other Casualty
----------------------

SECTION 36. If the Leased Premises shall be damaged by fire, the elements, unavoidable accident or other casualty, but are not thereby rendered untenantable in whole or part, Landlord shall promptly at its own expense cause such damage to be repaired, and the Rent shall not be abated; if by reason or such occurrence, the Leased Premises shall be rendered untenantable only in part, Landlord shall promptly at its own expense cause the damage to be repaired, and the Minimum Rent meanwhile shall be abated proportionately as to the portion of the Leased Premises rendered untenantable; if by reason of such occurrence the Leased Premises shall be rendered wholly untenantable, Landlord shall promptly at its own expense cause such damage to be repaired, and the Minimum and Additional Rent meanwhile shall be abated in whole. However, if within sixty (60) days after said occurrence Landlord shall give Tenant written notice that it has elected not to reconstruct the Leased Premises, in such event this Lease shall terminate as of the date of the casualty in question and the Minimum and Additional Rent and all other liabilities under this Lease shall terminate as of such date.

Condemnation
------------

SECTION 37. If the whole or any part of the Leased Premises shall be taken under the power of eminent domain, then this Lease shall terminate as to the part so taken on the day when Tenant is required to yield possession thereof, and the Landlord shall make such repairs and alterations as may be necessary in order to restore the part not taken to useful condition; and the Minimum Rent shall be reduced proportionately as to the portion of the Leased Premises so taken. If the amount of the Leased Premises so taken is such as to impair substantially the usefulness of the Leased Premises for the purposes for which the same is hereby leased, then either party shall have the option to terminate this Lease as of the date when Tenant is required to yield possession. All compensation awarded for such taking of the fee and the leasehold shall belong to and be the property of the Landlord; provided, however, that the Landlord shall not be entitled to any portion of the award made to the Tenant for loss of business and for the cost of removal of stock and fixtures.

Inspections by Landlord
-----------------------

SECTION 38. Tenant will permit Landlord, its agents, employees, and contractors to enter the Leased Premises and all parts thereof during business hours to inspect the same and to enforce or carry out any provision of this Lease Agreement, with reasonable prior notice, and with the least interference with the Tenant's use of the Leased Premises and its operations. Landlord may also enter at any time and without notice in an emergency situation.

Short Lease Recording
---------------------

SECTION 39. Either party hereto agrees that at the request of the other, it will execute, acknowledge and deliver a short form of this Lease Agreement to the end that the same may be recorded among the Land Records of King William County, Virginia. All recording taxes and charges shall be paid by the party requesting such recordation.

Assignments or Subletting
-------------------------

SECTION 40. Tenant will not assign this Lease Agreement in whole or in part, or sublet all or any part of the Leased Premises, or license concessions or lease departments therein, without the prior written consent of Landlord, which shall not be unreasonably withheld. Consent by Landlord for any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law. In the event any assignment or sublease hereof creates any compensation to Tenant over and above all Rent and other amounts due Landlord hereunder, 50% such excess shall be paid to Landlord as Additional Rent hereunder. Sale of Tenant or substantially all of its assets, or the merger or similar business combination of Tenant in which the Tenant is not the surviving company shall not be deemed an assignment or subletting of this Lease, provided the new entity is bound by the terms of this Lease.

Bankruptcy, etc. of Tenant
--------------------------

SECTION 41. If any sale of Tenant's interest in the Leased Premises shall be made under execution or similar legal process, or if Tenant shall be adjudicated a bankrupt or insolvent, and such adjudication is not vacated within sixty (60) days, or if a receiver or trustee shall be appointed for its business or property, and such appointment shall not be vacated within sixty (60) days, or if a corporate reorganization of the Tenant or an arrangement with its creditors shall be approved by a court under the Federal Bankruptcy Act, or if Tenant shall make an assignment for the benefit of creditors, or if in any other manner Tenant's interest under this Lease shall pass to another by operation of law, then, in any of said events, Tenant shall be deemed to have breached a material covenant of this Lease and Landlord may, at its option, re-enter the Leased Premises and declare this Lease and the tenancy hereby created terminated, but not withstanding such termination Tenant shall remain liable for all rent or damages which may be due at the time of such termination and, further, shall be liable for the liquidated damages set forth in paragraph B of Section 43 of this Lease.

Performance by Tenant
---------------------

SECTION 42. Tenant covenants and agrees that it will perform all agreements herein expressed on its part to be performed, and that it will promptly upon receipt of written notice specifying action desired by Landlord in connection with any such covenant commence to comply with such notice; and further, that if Tenant shall not commence and proceed diligently to comply with such notice to the satisfaction of Landlord within thirty (30) days after delivery thereof, then Landlord may, at its option enter upon the Leased Premises and do the things specified in said notice, and the Landlord shall have no liability to Tenant for any loss or damage resulting in any way from such action by Landlord, except for the negligence of the Landlord, its agents, contractors and employees, and Tenant agrees to pay promptly upon demand any reasonable expense incurred by Landlord in taking such action including, but not limited to, reasonable legal fees.

Performance by Landlord
-----------------------

SECTION 42A. Landlord consents and agrees that it will perform all agreements herein expressed on its part to be performed, and that it will promptly, upon reasonable written notice specifying action desired by Tenant in connection with any such covenant, commence to comply with such notice; and further, that if Landlord shall not commence and proceed diligently to comply with such notice to the satisfaction of Tenant within thirty (30) days after delivery thereof, then Tenant may, at its option, do the things specified in said notice, and the Tenant shall have no liability to Landlord for any loss or damage resulting in any way from such action by Tenant, except for the negligence of the Tenant, its agents and employees, and Landlord agrees either to pay promptly upon demand any reasonable expense incurred by Tenant in taking such action including, but not limited to, reasonable legal fees, or to deduct such expenses from the Minimum Rent and/or Additional Rent that may thereafter be due.

Remedies of Landlord
--------------------

SECTION 43. A. If Tenant shall violate any covenant, to pay Rent or any other funds to Landlord, made by Tenant in this Lease Agreement or shall fail to comply or commence compliance with any other covenant hereof within thirty
(30) days after being sent written notice of such violation by Landlord, Landlord may, at its option, re-enter the Leased Premises and declare this Lease Agreement and the tenancy hereby created terminated; and Landlord shall be entitled to all the provisions of the laws of the State of Virginia respecting summary ejectment and the recovery of lands and tenements held over by the Tenant.

B. Tenant further agrees that notwithstanding re-entry and termination pursuant to Section 41, Section 42 or Paragraph A of this Section 43 of this Lease, Tenant shall remain liable for any Rent or damages and reasonable legal fees which may be due or sustained prior thereto, and all reasonable costs, brokerage commissions and other professional fees and expenses incurred by Landlord in leasing the Leased Premises to other tenants. Tenant shall also pay Landlord an amount of money equal to the total rent which, but for such termination, would have become payable during the unexpired portion of the time remaining at the time of such termination, less the amount of rent, if any, which Landlord may receive during such period from others to whom the Leased Premises may be rented on such terms and conditions and at such rent as Landlord, in its sole discretion, shall deem proper. Such damages shall be payable in monthly installments, in advance, on the first day of each calendar month following such termination, and continuing until the date originally fixed herein for the expiration of the then current term of this Lease and any suit or action brought to collect the amount of any deficiency for any month shall not in any manner prejudice the right of the Landlord to collect any deficiency for any subsequent month by a similar proceeding. Within one month after the date originally fixed herein for the expiration of the then current term of this Lease, Landlord shall give a written statement to Tenant showing all sums received by Landlord by way of damages and all sums received from others to whom the Leased Premises may have been rented. In the event it appears that Tenant has paid a greater sum of money than is due, as determined by the terms of this Section 43, then, and in such event, Landlord will promptly refund to Tenant any such excess.

Remedies Cumulative
-------------------

SECTION 44. No mention in this Lease of any specific right or remedy shall preclude either party from exercising any other right or from having any other remedy or from maintaining any action to which it may otherwise be entitled either at law or in equity; and the failure of either party to insist in any one or more instances upon a strict performance of any covenant of this Lease or to exercise any option or right herein contained shall not be construed as a waiver or relinquishment for the future of such covenant, right, or option, but the same shall remain in full force and effect unless the contrary is expressed in writing by the other party.

Water, Gas and Electricity
--------------------------

SECTION 45. Tenant covenants that it will promptly pay all utility bills, including water, sewer, stormwater, gas and electricity for its use of such utilities at the Leased Premises as the same shall become due. If Landlord pays for any such utilities for which the Leased Premises is not separately metered, Tenant shall reimburse Landlord for the utilities allocable to the Leased Premises within fifteen (15) days after receipt of an itemized bill therefor. If Landlord shall pay any monies or incur any expense in correction of violation of Tenant's covenants herein set forth, after failure of Tenant to cure upon thirty (30) days written notice by Landlord, the amounts so paid or incurred shall, at Landlord's option, and on notice to Tenant, be considered Additional Rent payable by Tenant with the first installment of Minimum Rent thereafter to become due and payable.

Successor and Assigns
---------------------

SECTION 46. Subject to the terms of Section 40 hereof, this Lease Agreement and the covenants and conditions herein contained, shall be binding upon and inure to the benefit of Landlord and shall be binding upon Tenant, its successors and assigns, and inure to the benefit of Tenant and only such assigns of Tenant to whom the assignment by Tenant has been consented to in writing by Landlord.

Notices
-------

SECTION 47. All notices from Tenant to Landlord required or permitted by any provision of this Lease Agreement shall be mailed first class postage prepaid or hand delivered with a delivery receipt signed by the receipt to Landlord at the following address: c/o Prudential Commercial, 6912 Three Chopt Road, Suite A, Richmond, VA 23226. All notices from Landlord to Tenant so required or permitted shall be directed as follows: Dialysis Corporation of America, Inc., 1344 Ashton Road, Hanover, MD 21076. Either party shall have the right to direct the other to direct notices to a substitute address from time to time provided such direction is in writing and sent pursuant to the terms of this Section 47.

Option to Renew
---------------

SECTION 48. Provided that Tenant is not then in default under this Lease beyond applicable cure periods, Landlord grants to Tenant two options ("Renewal Options") to extend this Lease for two consecutive terms of five
(5) years each (the "Renewal Terms") under the same terms and conditions contained within this Lease, except that the Minimum Rent shall be increased by 3% per year.

Should Tenant elect to renew this Lease as described above, written notice of such intention must be forwarded to Landlord not less than six (6) months prior to the end of the Original Term, or the first Renewal Period, as the case may be, of this Lease in accordance with the provisions of Section 47 hereof.

Center Insurance
----------------

SECTION 49. Tenant agrees to pay its proportionate share of Landlord's cost of carrying fire insurance, extended coverage insurance and liability insurance in such amounts as Landlord reasonably deems necessary or desirable on the Center and any property associated therewith. Beginning on the Commencement Date, during each month of this Lease, Tenant shall pay to Landlord as Additional Rent an amount which is estimated to be one-twelfth of its proportionate share of these insurance expenses which will be due and payable for that particular Lease Year. This amount is subject to increase or decrease as determined by Landlord to reflect accurate payments of Tenant's proportionate share of these expenses. The exact amount of Tenant's liability for insurance expenses hereunder shall be determined annually and reported to Tenant within sixty (60) days after the end of each Calendar Year. The amount paid as Additional Rent for insurance under this section may be adjusted twice in any Calendar Year to reflect the contemplated insurance premiums for that Calendar Year. Tenant's Proportionate Share of such insurance expenses shall be computed pursuant to Section 13 hereof.

Environmental
-------------

SECTION 50. Landlord warrants that upon the Possession Date of the Leased Premises by Tenant pursuant to this Lease Agreement, the Leased Premises are free from Regulated Substances and any asbestos containing material.
Landlord and Tenant warrant the same to each other relating to their respective Work under the terms of the Work Letter attached as Exhibit C hereto. The term "Regulated Substances" shall include "hazardous waste," "hazardous substances," "regulated substances," "petroleum," "polychlorinated biphenyls," and other substances or chemicals regulated pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Sections 9601-9675, the Solid Waste Disposal Act, 42 U.S.C. Sections 6901-6991i, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2654, and the regulations promulgated under those Federal Statutes and any similar and other State environmental laws and regulations.

Upon the expiration or earlier termination of this Lease, or at any time during the Term of this Lease or any Renewal Period, either Landlord or Tenant may have the Leased Premises inspected by a firm, person or entity qualified to perform environmental inspections of real property. In the event such inspection reveals the presence of any asbestos or Regulated Substance, the party responsible for the presence of any asbestos or Regulated Substance shall pay for such inspection and undertake to promptly remove said Regulated Substances or asbestos and remediate the Leased Premises at its sole cost and expense. In the event such inspection reveals no Regulated Substances or asbestos to be present, the inspection will be paid for by the party which ordered it. Each party further agrees to indemnify, hold harmless and defend the other from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, any and all sums paid for the settlement of claims, attorneys fees, consultant and expert fees) arising during or for one
(1) year after the Term or any Renewal Period of this Lease from or in connection with any inaccuracy in or breach of covenant warranty representation or obligation of such party set forth in this Section 50.

Virginia Law
------------

SECTION 51. This Lease Agreement shall be construed under the laws of the State of Virginia.

Captions and Headings
---------------------

SECTION 53. The captains and headings throughout this Lease are for convenience and reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of or the scope or intent of this Lease nor in any way affect this Lease.

Joint and Several Liability
---------------------------

SECTION 54. [In the event that two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease Agreement as Tenant, the liability of each such individual, corporation, partnership, or other business association to pay rent and perform all other obligations hereunder shall be deemed to be joint and several. In like manner, in the event that the Tenant named in this Lease Agreement shall be a partnership or other business association, the members of which are, by virtue of statute or general law, subject to personal liability then, and in the event, the liability of each such member shall be deemed to be joint and several.]

Security Deposit
----------------

SECTION 55.   Section Omitted.

     WITNESS the following signatures and seals:

     LESSOR:      Warsaw Village L.P.

                       Medalist Properties 1 LLC, G.P.
                       /s/ Carl Elliott
                  BY: ------------------------------------(SEAL)
                       Member

     LESSEE:      DCA of Warsaw, LLC,

                       /s/ Stephen W. Everett
                  BY: ------------------------------------(SEAL)
                       NAME: STEPEHN W. EVERETT
                       TITLE: President

                                 Exhibit A
                                 ---------

                                (Site Plan)

                                 Exhibit B
                                 ---------

                                SIGN POLICY
                               Warsaw Village
                               --------------

1. All tenant's signs shall be in compliance with all applicable ordinances and regulations of the Town of Warsaw, Virginia.

2. Subject to item one, each tenant shall be allowed one sign on the exterior of the Leased Premises approved by Landlord.* The material and design of the sign face shall be subject to Landlord's approval.*

3. The size and design thereof shall be subject to Landlord's approval. Upon application to the Landlord, tenants may use similar plaques for the designation of sub-tenants or departments of their store.

4. No signs, banners, or other material shall be hung on or from the canopy, except as provided in sections two and five hereof.

5. No standing sign shall be allowed on sidewalk or in parking area except at such times special promotional events are held and then only with Landlord's prior written approval.*


* which approval shall not be unreasonably withheld.

                                    Exhibit C
                                    ---------
                                   WORK LETTER
                                   -----------

                                 LANDLORD'S WORK
                                 ---------------

     Landlord agrees to deliver the Premises to Tenant in "vanilla box" condition, consisting of the following improvements (collectively "Landlord's Work"):

1. Demising walls smooth and ready for paint. Demising walls to extend from the floor to structural ceiling. Demising walls per local codes (usually a 2 hr. rating).
2. Restrooms per ADA requirements and in conformance with current building code. Number of restrooms to be in conformance with established governing codes.
3. Heating and air conditioning system installed and functioning in good working order.
4. Suite to have completed storefront with storefront entrance doors and single rear door.
5. Suite to have minimum of 400 amps. - 120/208v electrical power (i.e., separate meter and panel).
6.  Walls to have adequate amount of electrical outlets per code.
7.  A 1" water meter with a 2" service line to the space.
8. Provide 4" sanitary sewer with appropriate depth for all floor drains and fixtures.
9. Upon delivery of vanilla shell, Landlord warrants that the entire premises conform to all current city, county and state building codes and laws.

                                TENANT'S WORK
                                -------------

     Tenant agrees to perform all work in the Premises necessary to occupy same other than "Landlord's Work" as described above (collectively "Tenant's Work").

(i) Prior to commencing construction, Tenant shall provide Landlord with its final space and construction plans, which shall be subject to Landlord's reasonable approval.

(ii) Upon receipt of Landlord's approval, Tenant, at its sole expense, shall promptly and diligently construct its improvements to the Premises in compliance with the approved plans in all material respects in a good and workmanlike manner using quality materials. Tenant's improvements and any subsequent alterations shall be performed by a reputable, bondable contractor holding a Class A license, who shall be subject to Landlord's reasonable approval (referred to as an "Approved General Contractor").